EXHIBIT 99.1

JOINT FILING AGREEMENT
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In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Shares, par value $0.001 per share, of VimpelCom Ltd., a company organized under the laws of Bermuda, and that this Agreement may be included as an Exhibit to such joint filing.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 22nd day of April, 2011.

WEATHER INVESTMENTS II S.A R.L.

/s/ Naguib Sawiris
Name: Naguib Onsi Sawiris
Title:   Class A Manager

/s/ Fabio Ceccarelli
Name: Fabio Ceccarelli
Title:   Class B Manager

MARCHMONT LIMITED

/s/ Naguib Sawiris
Name: Naguib Onsi Sawiris
Title:   Director

/s/ Philip Norman
Name: Philip Norman
Title:   Director

FEBRUARY PRIVATE TRUST COMPANY
(JERSEY) LIMITED, AS TRUSTEE OF THE
MARCHMONT TRUST

/s/ Philip Le Cornu
Name: Philip Le Cornu
Title:   Director

/s/ Philip Norman
Name: Philip Norman
Title:   Director